Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference Registration Statement Nos. 333-282951 and 333-282952 on Form S-8 in our reports dated February 25, 2026, relating to the financial statements of Everus Construction Group, Inc. and the effectiveness of Everus Construction Group, Inc.'s internal control over financial reporting appearing in this Annual Report on Form 10-K for the year ended December 31, 2025.

/s/ DELOITTE & TOUCHE LLP

Minneapolis, Minnesota
February 25, 2026